SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                     95-4592204
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)
-------------------------------------------------------------------------------

          6355 TOPANGA CANYON BOULEVARD, SUITE 120
                 WOODLAND HILLS, CALIFORNIA                  91367
          (Address of Principal Executive Offices)         (Zip Code)

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                            1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                        MARK DYNE, CHAIRMAN OF THE BOARD
                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                    6355 TOPANGA CANYON BOULEVARD, SUITE 120
                        WOODLAND HILLS, CALIFORNIA 91367
                     (Name and Address of Agent for Service)

                                      (818) 615-1500
               (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             WM. TRAVIS BAIRD, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                      (310) 728-3000

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------
                                          Proposed         Proposed
     Title of                             Maximum          Maximum
 Securities to be     Amount to be     Offering Price      Aggregate         Amount of
    Registered         Registered        Per Share     Offering Price   Registration Fee
------------------- ------------------ ---------------- ---------------- ------------------

Common Stock,            1,420,000        $3.81 (2)     $5,410,200 (2)       $1,504.04
$0.001 par value       Shares (1)
------------------- ------------------ ---------------- ---------------- ------------------

(1)Pursuant to Rule 416, this Registration Statement shall be deemed to cover such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the Company's 1997 Stock Plan.
(2)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the American Stock Exchange on August 19, 1999.

      PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), THE COMPANY HEREBY MAKES THE FOLLOWING STATEMENT:

      On December 20, 1996, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-18411) (the "Prior Registration Statement") relating to shares of the Common Stock to be issued pursuant to the Brilliant Digital Entertainment, Inc. 1996 Stock Option Plan (the "Plan"), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

      THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION STATEMENT:

      5.1   Opinion of Troop Steuber Pasich Reddick & Tobey, LLP.

      23.1  Consent of PricewaterhouseCoopers.

      23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
Exhibit 5.1).

      24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 19 day of August 1999.

                                           BRILLIANT DIGITAL ENTERTAINMENT, INC.
                                           (Registrant)

                                           By:  /s/ MICHAEL OZEN
                                              --------------------------------
                                                Michael Ozen
                                                Chief Financial Officer

                                POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Mark Dyne and Michael Ozen, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

            Signature                                           Title                                    Date

       /s/ MARK DYNE                              Chief Executive Officer and Chairman               August 3, 1999
-------------------------------------             of the Board of Directors
       Mark Dyne

       /s/ KEVIN BERMEISTER                       President and Director                             August 3, 1999
-------------------------------------
       Kevin Bermeister

       /s/ MICHAEL OZEN                           Chief Financial Officer (Principal Financial       August 3, 1999
-------------------------------------             and Accounting Officer) and Secretary
       Michael Ozen

       /s/ MARK MILLER                            Vice President, Operations and Production          August 3, 1999
-------------------------------------             and Director
       Mark Miller

       /s/ DIANA MARANON                          Director                                           August 3, 1999
-------------------------------------
       Diana Maranon

       /s/ RAY MUSCI                              Director                                           August 3, 1999
-------------------------------------
       Ray Musci

       /s/ GARTH SALONER                          Director                                           August 3, 1999
-------------------------------------
       Garth Saloner

       /s/ JEFF SCHEINROCK                        Director                                           August 3, 1999
-------------------------------------
       Jeff Scheinrock

                                EXHIBIT INDEX



EXHIBIT NO.                  EXHIBIT DESCRIPTION


5.1              Opinion of Troop Steuber Pasich Reddick & Tobey, LLP.

23.1             Consent of PricewaterhouseCoopers, LLP.

23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in Exhibit 5.1).
24.1
                 Power of Attorney (included as part of the Signature Page of this Registration Statement).